UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2005
Asyst Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48761 Kato Road, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 23, 2005, we amended the terms of our existing line of credit with Comerica Bank to permit us to obtain letters of credit in an amount not to exceed $2 million. The amount of any outstanding letters of credit reduces the amount we may otherwise borrow under the line of credit. However, borrowing limits and terms under the line of credit have not otherwise changed. The borrowing limits of the line of credit are generally described in Note 6 in Notes to Condensed Consolidated Financial Statements and Part I, Item 2, “Liquidity and Capital Resources” in our Form 10-Q filed on November 9, 2005, and in the amendment included as Exhibit 10.58 to our Form 10-K filed June 29, 2005. In conjunction with this amendment, we obtained a standby letter of credit from our bank related to new lease obligations, as described below.
On November 29, 2005, Asyst as tenant entered into a lease agreement with JER Bayside LLC, as landlord. Under this new lease, we expect to move our headquarters in March 2006 from the current location in Fremont, California, to an existing 94,429 square foot building at 46897 Bayside Parkway, Fremont, California. The initial term of the new lease is through March 15, 2013, which we may elect to extend for an additional 5-year term (at then-current market rent). Monthly base rent, including a portion of landlord-funded tenant improvements that we must repay on an amortized basis, is $0.00 per month through May 15, 2007, and thereafter ranges from $98,770 per month in the year commencing May 16, 2007, to $122,377 per month in the final year of the initial term. In addition to base rent, the new lease requires Asyst to pay defined operating expenses and other maintenance and repair costs associated with the new headquarters facility in amounts yet to be determined, and to provide as security a letter of credit in the initial amount of $750,000 (which amount is reduced to $500,000 as of May 16, 2007 and for the remainder of the lease term).
The term of our existing headquarters lease at 48761 Kato Road, Fremont, California, previously expired. We amended this lease, effective as of its original expiration date, to provide for an interim term extension through March 31, 2006 (and, at our option, a further extension through and including either April 30, 2006 or May 30, 2006) while we complete the transition to our new headquarters facility. The amendment, subject to certain terms and conditions, also resolves our removal and restoration obligations as of lease expiration. Asyst does not consider this amendment to be material.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: November 30, 2005	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary and General Counsel